Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2016 FIRST QUARTER

Revenues Down 4.0%; OIBDAN Down 3.8%

Revenues Up 1.8%; OIBDAN Up 4.8%, Excluding FX and Non-Strategic Asset Sales

San Antonio, May 4, 2016 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2016.

“We’re pleased with our progress at both our Americas and International outdoor operations, as we continued to win major contracts and roll out a full range of new technologies to better serve advertisers and consumers,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Americas outdoor’s streamlined organization is redoubling its focus on customers while bringing powerful innovations to market, including our data analytics solution that uses aggregated, anonymous, statistical insights from third-party data providers to enable marketers to better target their campaigns and programmatic initiatives aimed at making it easier for agencies and advertisers to buy inventory. At International, our business plan is starting to drive results, as we are successfully bidding for the right opportunities at the right price.

“Americas outdoor delivered top- and bottom-line growth in the quarter after adjusting for non-strategic asset sales, with International essentially flat, excluding the impact from foreign exchange rates,” said Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. “Americas outdoor continued to optimize our footprint during the quarter, enabling us to better focus our operations and free up resources for more investments in innovation, and at International outdoor we won a number of key contracts in the quarter while continuing to build out our digital business.”

Key Financial Highlights

The Company’s key financial highlights for the first quarter 2016 include:

•	Consolidated revenues increased 1.8% after adjusting for a $15 million impact from movements in foreign exchange rates and the $20 million impact of the non-strategic outdoor markets we sold in the first quarter of 2016. On a reported basis, consolidated revenue decreased 4.0%.

•	Americas revenues increased $12 million, or 4.2%, after adjusting for a $5 million impact from movements in foreign exchange rates and a $20 million impact from the sale of non-strategic markets. The increase was driven by higher revenues from digital and static billboards. On a reported basis, revenues decreased 4.5%.

•	International revenues decreased $1 million, or 0.3%, after adjusting for a $10 million impact from movements in foreign exchange rates. Revenue growth in certain countries including Australia, China and France was offset by decreases in other countries including the United Kingdom and Switzerland. On a reported basis, revenues decreased $11 million, or 3.4%.

•	OIBDAN[1] increased 4.8% excluding the impact from movements in foreign exchange rates and the impact of the non-strategic outdoor markets we sold in the first quarter of 2016. On a reported basis, OIBDAN[1] decreased 3.8%.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Introduced RADAR – America’s new data analytics solution to plan and buy out-of-home (OOH) media and use aggregated, anonymous, statistical insights from third-party data providers to enable marketers for the first time to use the same sophisticated audience segmentation, targeting and insights for OOH advertising already available to their digital campaigns.

•	Secured an eight-year contract to provide new, state-of-the-art display advertising with interactive technology both indoors and outdoors at Washington Dulles International and Ronald Reagan Washington National airports to reach a combined 41 million travelers annually, expanding America’s leadership in digital OOH media in the Washington, D.C. metropolitan area.

•	Expanding the digital street furniture network and launching Adsmart in Australia and New Zealand through Adshel – International’s joint Australia/New Zealand venture with APN – that will add 365 digital screens for a total of 825 in the two countries and provide an ad-serving platform to enable advertisers to enhance their campaigns based on time of day, place, audience, context and business.

•	Awarded a seven-year advertising contract for Asda stores in the UK, including a complete re-build of Asda outdoor billboard and poster sites, as well as digital screens powered by International UK’s intelligent content management system – Play iQ – at up to 300 superstores.

•	Awarded 12-year contract to manage Madrid’s street furniture – one of the largest in Europe – that features environmental sustainability, universal accessibility and the most innovative communication and public engagement channel available anywhere across 1,610 advertising panels, including 300 digital with 350 WiFi spots, to better serve consumers and advertisers. This award is subject to an appeal under the applicable administrative legal procedures in Spain.

•	Installed 980 digital displays across our markets increasing the digital billboards to 1,056 in 28 markets in North America and to more than 7,645 across 19 international markets.

•	Hired Wade Rifkin to the newly created position of Senior Vice President of Programmatic to develop Americas outdoor’s programmatic strategy and work closely with its technology, marketing and sales operations teams to make it easier for agencies and advertisers to buy inventory.

Revenues, Operating Expenses and OIBDAN by Segment1

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Revenue[1]
Americas	$282,528	$295,863	(4.5%)
International	308,193	319,180	(3.4%)

Consolidated revenue	$590,721	$615,043	(4.0%)

Operating expenses[1,2]
Americas	$193,341	$201,871	(4.2%)
International	277,154	288,230	(3.8%)

Consolidated operating expenses	$470,495	$490,101	(4.0%)

OIBDAN[1]
Americas	$89,187	$93,992	(5.1%)
International	31,039	30,950	0.3%
Corporate[1]	(25,819)	(26,828)	(3.8%)

Consolidated OIBDAN	$94,407	$98,114	(3.8%)

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1,2

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Revenue[1]
Americas	$287,543	$295,863	(2.8%)
International	318,297	319,180	(0.3%)

Consolidated revenue	$605,840	$615,043	(1.5%)

Operating expenses[1,2]
Americas	$197,315	$201,871	(2.3%)
International	287,467	288,230	(0.3%)

Consolidated operating expenses	$484,782	$490,101	(1.1%)

OIBDAN[1]
Americas	$90,228	$93,992	(4.0%)
International	30,830	30,950	(0.4%)
Corporate[1]	(26,246)	(26,828)

Consolidated OIBDAN	$94,812	$98,114	(3.4%)

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; (vi) Consolidated and Americas outdoor revenues, operating expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, operating expenses and OIBDAN; and (vii) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.

First Quarter 2016 Results

Consolidated

Consolidated revenues increased 1.8% after adjusting for a $15 million impact from movements in foreign exchange rates and the $20 million impact of the non-strategic outdoor markets we sold in the first quarter of 2016. On a reported basis, consolidated revenue decreased 4.0%.

After adjusting for movements in foreign exchange rates and the impact of the sale of non-strategic outdoor markets, the Company’s OIBDAN1 was up 4.8% in the first quarter 2016 compared to the same period of 2015. Included in the 2016 first quarter OIBDAN1 were $2 million of operating expenses and $0.3 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, $1 million lower than such expenses in the prior year. On a reported basis, OIBDAN1 was down 3.8% to $94 million for the first quarter compared to the same period in 2015.

The Company’s consolidated net income totaled $141 million in the first quarter of 2016 compared to consolidated net loss of $33 million in the same period of 2015. The increase was primarily due to the $282 million gain recognized on the sale of nine non-strategic markets at the beginning of the year.

Americas

Americas outdoor revenues increased $12 million, or 4.2%, after adjusting for a $5 million impact from movements in foreign exchange rates and a $20 million impact from the sale of non-strategic markets. In the first quarter of 2016, we sold nine non-strategic markets for net proceeds of $596.6 million in cash and certain assets in Florida. These non-strategic markets generated revenues of $2.5 million in the first quarter of 2016 compared to $22.3 million in the first quarter of 2015. The revenue increase was driven by higher revenues from digital billboards as a result of new deployments, organic growth and higher occupancy, as well as higher revenues from static bulletins as a result of higher occupancy. On a reported basis, revenues decreased $13 million, or 4.5%.

Operating expenses increased $8 million, or 4.1%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $4 million impact from movements in foreign exchange rates and a $12 million impact from the sale of non-strategic markets, primarily due to higher variable compensation and higher variable site lease expenses related to the increase in revenues from remaining markets. On a reported basis, operating expenses decreased $9 million, or 4.2%.

OIBDAN increased 4.5% during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $1 million impact from movements in foreign exchange rates and the $8 million impact from sale of non-strategic markets. On a reported basis, OIBDAN was down $5 million, or 5.1%.

International

International outdoor revenues decreased $1 million, or 0.3%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $10 million impact from movements in foreign exchange rates. Higher revenue in Australia due to new digital assets and China due to new contracts and higher occupancy, as well as in several European countries including France and Belgium, was offset by decreases in revenue driven primarily by lower revenue in the United Kingdom as a result of the London bus shelter contract not being renewed and decreases in Switzerland. On a reported basis, revenues decreased $11 million, or 3.4%.

Operating expenses decreased $1 million, or 0.3%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $10 million impact from movements in foreign exchange rates. Operating expenses decreased primarily due to lower rent expense due to lower revenue in the United Kingdom, partially offset by higher variable site lease and maintenance expenses, as well as higher sales force and office renovation costs in the United Kingdom. On a reported basis, operating expenses decreased $11 million, or 3.8%.

OIBDAN decreased $0.1 million, or 0.4%, during the first quarter 2016 as compared to the first quarter 2015 after adjusting for a $0.2 million impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $0.1 million, or 0.3%.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $13 million, or 4.7%, to $261 million in the first quarter of 2016 compared to the same period in 2015. This decrease includes a $10 million decrease resulting from movements in foreign exchange rates.

CCIBV’s operating loss decreased $6 million, or 29.4%, in the first quarter of 2016 compared to the same period in 2015. This decrease includes a $1 million decrease resulting from movements in foreign exchange rates.

Liquidity and Financial Position

For the three months ended March 31, 2016, cash flow provided by operating activities was $16 million, cash flow provided by investing activities was $524 million, cash flow used by financing activities was $466 million, and there was $4 million impact from movements in foreign exchange rates on cash. The net increase in cash was $77 million.

Capital expenditures for the three months ended March 31, 2016 were approximately $47 million compared to $42 million for the same period in 2015.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for net proceeds, including cash and certain advertising assets in Florida, of $596.6 million. The Company recognized a net gain of $282 million. These markets generated revenue of $2.5 million in the three months ended March 31, 2016, and $22.3 million in the three months ended March 31, 2015.

On January 21, 2016, the Board declared a special cash dividend of $540.0 million to our stockholders, which was paid on February 4, 2016, using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to the Company and a portion of the proceeds from the sale of non-strategic domestic outdoor markets.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 7.6:1 at March 31, 2016, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 4.0:1 at March 31, 2016. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $682 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended March 31, 2016:

(In millions)	Four Quarters Ended
Note numbers may not sum due to rounding	March 31, 2016
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$681.7
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(20.6)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(11.0)
Non-cash charges	(17.5)
Other items	34.9
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(111.8)

Operating income	555.7
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	108.1
Less: Interest expense, net	(360.1)
Plus: Interest income on Due from iHeartCommunications	58.9
Less: Current income tax benefit	(85.7)
Less: Other expense, net	(13.4)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	33.8
Change in assets and liabilities, net of assets acquired and liabilities assumed	8.1

Net cash provided by operating activities	$305.4

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on May 4, 2016 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0718 (U.S. callers) and (651) 291-1170 (International callers) and the passcode for both is 389575. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 389575. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2016	2015
Revenue	$590,721	615,043
Operating expenses:
Direct operating expenses	343,694	362,971
Selling, general and administrative expenses	126,801	127,130
Corporate expenses	28,239	28,753
Depreciation and amortization	85,395	94,094
Other operating income (expense), net	284,774	(5,444)

Operating income (loss)	291,366	(3,349)
Interest expense	93,873	89,416
Interest income on Due from iHeartCommunications	12,713	15,253
Equity in earnings (loss) of nonconsolidated affiliates	(415)	522
Other income, net	(5,803)	19,938

Income (loss) before income taxes	203,988	(57,052)
Income tax benefit (expense)	(62,912)	24,099

Consolidated net income (loss)	141,076	(32,953)
Less: Amount attributable to noncontrolling interest	976	565

Net income (loss) attributable to the Company	$140,100	$(33,518)

For the three months ended March 31, 2016, foreign exchange rate movements decreased the Company’s revenues by $15 million and decreased direct operating expenses by $10 million, SG&A expenses by $4 million and Corporate expenses by $0 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2016 and December 31, 2015:

(In millions)	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$489.6	$412.7
Total current assets	1,358.9	1,567.7
Net property, plant and equipment	1,578.1	1,628.0
Due from iHeartCommunications	640.1	930.8
Total assets	5,739.4	6,306.8

Current liabilities (excluding current portion of long-term debt)	661.6	916.3
Long-term debt (including current portion of long-term debt)	5,113.2	5,110.8
Shareholders’ deficit	(940.4)	(569.7)

TABLE 3 - Total Debt

At March 31, 2016 and December 31, 2015, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	March 31,	December 31,
	2016	2015
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	225.0
Other debt	18.9	19.0
Original issue discount	(7.5)	(7.8)
Long-term debt fees	(48.2)	(50.4)

Total debt	5,113.2	5,110.8
Cash	489.6	412.7

Net Debt	$4,623.6	$4,698.1

The current portion of long-term debt was $4.6 million and $4.3 million as of March 31, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2016 and 2015. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes this measure is an important indicator of its operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to translate our 2016 actual foreign revenues, expenses and OIBDAN in local currency to U.S. dollars using average 2015 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (vi) Consolidated and Americas outdoor revenues, operating expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas outdoor revenues, operating expenses and OIBDAN; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	OIBDAN	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Impairment charges	Other adjustments	Operating income (loss)
Three Months Ended March 31, 2016
Americas	$89,187	$—	$46,116	$—	$—	$—	$43,071
International	31,039	—	37,880	—	—	—	(6,841)
Corporate	(25,819)	2,385	1,399	—	—	35	(29,638)
Other operating income, net	—	—	—	(284,774)	—	—	284,774

Consolidated	$94,407	$2,385	$85,395	$(284,774)	$—	$35	$291,366

Three Months Ended March 31, 2015
Americas	$93,992	$—	$50,340	$—	$—	$—	$43,652
International	30,950	—	42,441	—	—	—	(11,491)
Corporate	(26,828)	1,925	1,313	—	—	—	(30,066)
Other operating expense, net	—	—	—	5,444	—	—	(5,444)

Consolidated	$98,114	$1,925	$94,094	$5,444	$—	$—	$(3,349)

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated revenue	$590,721	615,043	(4.0%)
Excluding: Foreign exchange decrease	15,119	—

Revenue excluding effects of foreign exchange	$605,840	$615,043	(1.5%)

Americas revenue	$282,528	$295,863	(4.5%)
Excluding: Foreign exchange decrease	5,015	—

Americas revenue excluding effects of foreign exchange	$287,543	$295,863	(2.8%)

International revenue	$308,193	$319,180	(3.4%)
Excluding: Foreign exchange decrease	10,104	—

International revenue excluding effects of foreign exchange	$318,297	$319,180	(0.3%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated expense	$470,495	$490,101	(4.0%)
Excluding: Foreign exchange decrease	14,287	—

Consolidated expense excluding effects of foreign exchange	$484,782	$490,101	(1.1%)

Americas expense	$193,341	$201,871	(4.2%)
Excluding: Foreign exchange decrease	3,974	—

Americas expense excluding effects of foreign exchange	$197,315	$201,871	(2.3%)

International expense	$277,154	$288,230	(3.8%)
Excluding: Foreign exchange decrease	10,313	—

International expense excluding effects of foreign exchange	$287,467	$288,230	(0.3%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated OIBDAN	$94,407	$98,114	(3.8%)
Excluding: Foreign exchange decrease	405	—

OIBDAN excluding effects of foreign exchange	$94,812	$98,114	(3.4%)

Americas OIBDAN	$89,187	$93,992	(5.1%)
Excluding: Foreign exchange decrease	1,041	—

Americas OIBDAN excluding effects of foreign exchange	$90,228	$93,992	(4.0%)

International OIBDAN	$31,039	$30,950	0.3%
Excluding: Foreign exchange decrease	(209)	—

International OIBDAN excluding effects of foreign exchange	$30,830	$30,950	(0.4%)

Corporate OIBDAN	$(25,819)	$(26,828)	(3.8%)
Excluding: Foreign exchange decrease	(427)	—

Corporate OIBDAN excluding effects of foreign exchange	$(26,246)	$(26,828)	(2.2%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Corporate Expense	$28,239	$28,753	(1.8%)
Less: Non-cash compensation expense	(2,385)	(1,925)
Less: Amortizaiton of system implementation costs	(35)	—

	$25,819	$26,828	(3.8%)

Consolidated and Americas Outdoor Revenue, Operating expenses and OIBDAN, excluding Effects of Foreign Exchange Rates and results of Americas Outdoor markets sold

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
Consolidated revenue	$590,721	$615,043	(4.0%)
Excluding: Revenue from Americas Outdoor markets sold	(2,470)	(22,300)
Excluding: Foreign exchange decrease	15,119	—

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$603,370	$592,743	1.8%

Consolidated operating expenses	$470,495	$490,101	(4.0%)
Excluding: Operating expenses from Americas Outdoor markets sold	(1,769)	(13,960)
Excluding: Foreign exchange decrease	14,287	—

Consolidated Operating expenses, excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$483,013	$476,141	1.4%

Consolidated OIBDAN	$94,407	$98,114	(3.8%)
Excluding: OIBDAN from Americas Outdoor markets sold	(701)	(8,340)
Excluding: Foreign exchange decrease	405	—

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$94,111	$89,774	4.8%

Americas Outdoor revenue	$282,528	$295,863	(4.5%)
Excluding: Revenue from Americas Outdoor markets sold	(2,470)	(22,300)
Excluding: Foreign exchange decrease	5,015	—

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$285,073	$273,563	4.2%

Americas Outdoor operating expenses	$193,341	$201,871	(4.2%)
Excluding: Operating expenses from Americas Outdoor markets sold	(1,769)	(13,960)
Excluding: Foreign exchange decrease	3,974	—

Americas Outdoor Operating expenses, excluding effects of foreign exchange and operating expenses from Americas Outdoor markets sold	$195,546	$187,911	4.1%

Americas Outdoor OIBDAN	$89,187	$93,992	(5.1%)
Excluding: OIBDAN from Americas Outdoor markets sold	(701)	(8,340)
Excluding: Foreign exchange decrease	1,041	—

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas Outdoor markets sold	$89,527	$85,652	4.5%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended March 31,		% Change
	2016	2015
OIBDAN	$94,407	$98,114	(3.8%)
Non-cash compensation expense	2,385	1,925
Depreciation and amortization	85,395	94,094
Amortization of deferred system implementation costs	35	—
Other operating income (expense), net	284,774	(5,444)

Operating income	291,366	(3,349)
Interest expense	93,873	89,416

Interest income on Due from iHeartCommunications	12,713	15,253
Equity in earnings (loss) of nonconsolidated affiliates	(415)	522
Other (income) expense, net	(5,803)	19,938

Income (loss) before income taxes	203,988	(57,052)
Income tax benefit (expense)	(62,912)	24,099

Consolidated net income (loss)	141,076	(32,953)

Less: Amount attributable to noncontrolling interest	976	565

Net income (loss) attributable to the Company	$140,100	$(33,518)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 625,000 displays in over 35 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,050 digital billboards across 28 markets in North America. Clear Channel Outdoor Holdings’ International segment operates in 22 countries across Asia, Australia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.